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                                                                   EXHIBIT 16.2

                  [KPMG PEAT MARWICK LETTERHEAD APPEARS HERE]

June 25, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for IMPAC Group, Inc. (formerly KFI Holding Corporation) and, under the date of February 6, 1998 we reported on the consolidated financial statements of KFI Holding Corporation and Subsidiaries as of and for the years ended December 31, 1997 and 1996. On May 29, 1998, our appointment as principal accountants was terminated. We have read the second paragraph of the Experts section of the Pre-effective Amendment No. 2 to Form S-4 (Registration No. 333-4882) filed by IMPAC Group, Inc. with the Securities and Exchange Commission on June 12, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with the IMPAC Group, Inc.'s statement that the board of directors voted to appoint Price Waterhouse LLP as IMPAC Group, Inc.'s independent accountants for fiscal 1998 and dismiss KPMG Peat Marwick LLP.

Very truly yours,

KMPG Peat Marwick LLP